Exhibit 23.4

May 30, 2013

OCI Partners LP

5470 N. Twin City Highway

Nederland, Texas 77627

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Registration Statement”) relating to the initial public offering of common units representing limited partner interests of OCI Partners LP (the “Company”). We hereby consent to all references to our name and to the use of the statistical information supplied by us set forth in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement and any amendment to such Registration Statement. We further advise the Company that our role has been limited to the provision of such statistical data supplied by us.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement and any amendment to such Registration Statement.

JIM JORDAN AND ASSOCIATES, LP

By:	/s/ Jim Jordan
Name:	Jim Jordan
Title:	President